Exhibit 99.1

PhaseRx Receives Delisting Notice from Nasdaq and Evaluates Listing Options

SEATTLE, October 26, 2017 - PhaseRx, Inc. (NASDAQ: PZRX), a biopharmaceutical company developing mRNA treatments for life-threatening inherited liver diseases in children, today announced receipt of a delisting notice from Nasdaq, which informed the company that, absent an appeal, trading in PhaseRx’s common stock will be suspended from Nasdaq at the opening of business on November 1, 2017. PhaseRx will appeal the decision to a Nasdaq Hearing Panel, which will stay the suspension of their securities, pending the panel’s decision subsequent to the hearing.

PhaseRx received notification from the Listing Qualifications Department of the Nasdaq Stock Market on August 22, 2017, indicating that the company no longer complied with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on the Nasdaq Capital Market. On September 21, 2017, PhaseRx submitted a plan of compliance to Nasdaq addressing how it intended to regain compliance with the continued listing standards by the end of the third quarter of 2017, which was subsequently supplemented on October 10 and 18, 2017.

As a result of Nasdaq’s rejection of the plan of compliance and initiation of delisting procedures, PhaseRx will proceed to appeal to a Nasdaq Hearing Panel. There can be no assurance that the panel will grant PhaseRx’s request for continued listing.

About PhaseRx

PhaseRx is a biopharmaceutical company dedicated to developing mRNA products for the treatment of children with inherited enzyme deficiencies in the liver using intracellular enzyme replacement therapy (i-ERT). PhaseRx's initial product development focus is on urea cycle disorders, a group of rare genetic diseases that generally present before the age of twelve and are characterized by the body's inability to remove ammonia from the blood with potentially devastating consequences for patients. The company's i-ERT approach is enabled by its proprietary Hybrid mRNA Technology™ platform. PhaseRx is headquartered in Seattle. For more information, please visit www.phaserx.com.

Safe Harbor Statement

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the fact that the company has incurred significant losses since its inception and anticipates that it will continue to incur significant losses for the foreseeable future, (ii) the company being dependent on technologies it has licensed and that it may need to license in the future, (iii) the fact that the company will need to raise substantial additional funding to develop its planned products, (iv) the fact that the company's Hybrid mRNA Technology has not previously been tested beyond company preclinical studies, and that mRNA-based drug development is unproven, (v) the fact that all of the company's programs are in preclinical studies or early stage research and it is uncertain that any company product candidates will receive regulatory approval or be commercialized, (vi) the fact that development of the company's product candidates will be expensive, time-consuming and subject to regulatory approval, (vii) the company expecting to continue to incur significant research and development expenses, (viii) the company becoming dependent on collaborative arrangements for the development and commercialization of its products, (ix) the company's ability to adequately protect its proprietary technology from legal challenges, infringement or alternative technologies and (x) the biotechnology and pharmaceutical industries being intensely competitive. More detailed information about the company and the risk factors that may affect the realization of forward looking statements is set forth in the company's filings with the Securities and Exchange Commission (SEC), including the most recent annual report on Form 10-K and its quarterly reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contacts:

Corporate Communications Contact:

Jason Spark

Canale Communications

Senior Vice President

jason@canalecomm.com

619-849-6005

Investor Contact:
Robert H. Uhl
Westwicke Partners, LLC
Managing Director
robert.uhl@westwicke.com
858.356.5932

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